AGREEMENT OF CONVERSION

                              OF

                        1290 ASSOCIATES

                             INTO

                    1290 ASSOCIATES, L.L.C.

     AGREEMENT, dated as of October 10, 1995, among JMB/NYC Office Building Associates, L.P., an Illinois limited partnership ("INVESTOR"), O&Y Equity Company, L.P., a Delaware limited partnership ("EQUITY"), and O&Y NY Building Corp., a Delaware corporation ("BUILDING").

                     W I T N E S S E T H:

     WHEREAS, JMB/NYC Office Building Associates, O & Y Equity Corp., FAME Associates and Olympia & York Holdings Corporation entered into a Second Amended and Restated Agreement of General Partnership of 1290 Associates, a New York general partnership (the "PARTNERSHIP"), dated as of July 27, 1984 (the "ORIGINAL AGREEMENT"), as amended by (i) a First Amendment to Second Amended and Restated Agreement of General Partnership, dated as of December 29, 1986, (ii) a letter agreement dated as of January 1, 1992, (iii) a Second Amendment to Second Amended and Restated Agreement of General Partnership, dated as of January 1, 1994 and (iv) a letter agreement dated October 14, 1994 (the "OCTOBER 1994 LETTER") (as so amended, the "PARTNERSHIP AGREEMENT");

     WHEREAS, as of the date hereof, Investor, Equity and Building are the partners of the Partnership; and

     WHEREAS, the partners of the Partnership desire to convert the Partnership into a New York limited liability company as provided herein.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

     1. The Partnership is hereby converted into, and shall hereafter be, a limited liability company (the "LLC") formed under the laws of the State of New York, pursuant to the New York Limited Liability Company Law. The name of the LLC hall be "1290 ASSOCIATES, L.L.C.". The parties hereto shall be the members of the LLC, and their interests in the Partnership are hereby converted into membership interests in the LLC














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     2.  The respective interests of the parties hereto as members in the
LLC shall be the same as were their respective interests as partners in the Partnership, and their respective rights and obligations as members of the LLC (including, without limitation, their respective Capital Accounts and their respective obligations under Section 8.8 of the Original Agreement) shall be the same were their respective rights and obligations as partners in the Partnership, except, in each case, as provided in Paragraph 3 hereof.

     3. The operating agreement of the LLC (the OPERATING AGREEMENT") shall be the Partnership Agreement, modified as follows:

          (a) The terms "PARTNERSHIP" and "PARTNER" (whether or not capitalized, in the singular and plural forms, and whether used alone or as part of other defined terms) shall be read, respectively, as "LLC" or "MEMBER".

          (b) The term "CO-PARTNER" shall refer to Equity and Building, collectively.

          (c)  The term "O&Y EQUITY" shall refer to Building.

          (d)  Building and Investor shall be the managers of the LLC
(the "MANAGERS") so long as they are Members, and when either ceases to be a Member, its successor-in-interest shall be a Manager; provided that their respective rights, duties, powers and authority with respect to the management and operation of the LLC and its property shall be as set forth in the Partnership Agreement, as modified by the other subparagraphs of this Paragraph 3.

          (e) All right, power and authority of Co-Partner (and of O&Y Equity), pursuant to the Partnership Agreement (including, without limitation, the October 1994 Letter) and/or applicable law, to make decisions and elections, to exercise options, to give or withhold consents or approvals, and to propose, take or veto any other actions, shall be vested in and exercised by Building alone. Equity shall have no such right, power or authority, and the joinder or consent by Equity shall not be required for any decision of or action by the LLC (or for any decision of or action by Building, or Building and Investor together, on behalf of the LLC). The foregoing provisions of this subparagraph (e) shall not affect the rights, powers or authority of Investor.

          (f) The bankruptcy (as such term is defined in the Original Agreement) of a Manager shall cause a dissolution of the LLC. However, notwithstanding anything to the contrary that may be required by law in the absence of this subparagraph (f), the










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bankruptcy of Equity (including, without limitation, the filing by Equity of a voluntary petition under Chapter 11 of Title 11 of the U.S.Code) (i) shall not be a "Dissolution Event" (and is hereby excluded from the events listed in Section 8.1A of the Partnership Agreement), (ii) shall not cause a dissolution of the LLC and (iii) shall not give rise to any rights or options in favor of Investor (and, without limitation, shall not give Investor any of the rights or options described in Section 8.2 of the Original Agreement); and the LLC and its business (and each member's rights and obligations with respect thereto) shall continue, upon the terms of the Operating Agreement, despite such filing.

          (g) Section 4.2C of the Partnership Agreement shall be deleted in its entirety and replaced by the following:

               "Section 4.2C. MEMBERS' INTERESTS IN LLC PROFITS FOR PURPOSES OF SECTION 752 OF THE INTERNAL REVENUE CODE. The Members hereby agree that the following shall determine their respective shares of the liabilities of the LLC for purposes of Section 752 of the Internal Revenue Code of 1986, as amended (the "CODE").

               (1) CURRENTLY. As of January 1, 1994 and until there shall have occurred a "Material Modification" (as defined in Section 2 hereof) of a liability of the LLC, the Members' respective shares of the liabilities of the LLC pursuant to Section 752 of the Code shall be as follows:

                    (a) As to that portion of the liabilities of the LLC that was reflected on the books of the predecessor to the LLC (such predecessor is herein called the "PARTNERSHIP") immediately prior to the effective date of the Assumption Agreement dated as of October 14, 1994 by the Partnership in favor of Equity, Building and Investor (individually) (the "PARTNERSHIP ASSUMPTION AGREEMENT"):

                         Co-Partner          53.5%

                         Investor                 46.5%

                    (b) As to that portion of the liabilities of the LLC that was reflected on the books of the Partnership solely as a result of the Partnership Assumption Agreement, the amount of the liabilities assumed by each Partner in accordance with the terms of the Partnership Assumption Agreement










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          (2)  MATERIAL MODIFICATION OF LLC LIABILITIES.  The Members
agree that, if at any time following the date of this Agreement, there shall occur with respect to a liability of the LLC a "Material Modification" (as hereinafter defined), as of the date of such Material
Modification: (x) the provisions of Section 4.2C(1) hereof shall continue to apply to all liabilities of the LLC as to which a Material Modification shall not theretofore have occurred; and (y) with respect to each liability of the LLC as to which a Material Modification shall have occurred (a "MODIFIED LIABILITY"):

               (a) The Members' respective shares of each such Modified Liability pursuant to Section 1.752-3 (a) (1) and Section 1.752-3(a) (2) of the Regulations shall be computed in accordance with such provisions of the Regulations (as determined by the agreement of Building and Investor);

               (b) The Members' respective shares of the portion of each such Modified Liability that constitutes an "excess nonrecourse liability" pursuant to Section 1.752-3(a)(3) of the Regulations (as determined by the agreement of Building and Investor) shall be as follows:

               (i) As to that portion of such Modified Liability that was reflected on the books of the LLC immediately prior to the effective date of the Assumption Agreement:

                         Co-Partner          53.5%

                         Investor                 46.5%

               (ii) As to that portion of such Modified Liability that was reflected on the books of the Partnership solely as a result of the Partnership Assumption Agreement, the amount of such Modified Liability assumed by each Partner in accordance with the terms of the Partnership Assumption Agreement.

          For purposes of this Section 2, a "MATERIAL MODIFICATION" to a liability shall have occurred if the liability shall have been modified and the terms of the new debt instrument differ 'materially either in kind or in extent' (within the meaning of section 1.1001-1(a) of the










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          Regulations) from the terms of the old debt instrument, as determined by the agreement of Building and Investor."

               (h) Notwithstanding any contrary provisions of the Partnership Agreement, including, but not limited to, Section 3.2 thereof, before any other distributions of Net Financing Proceeds or Net Sale Proceeds shall be distributed to any Member, all Net Sale Proceeds and Net Financing Proceeds shall be distributed to Investor and Co-Partner in the ratio of their respective Distributive Percentages until the aggregate distributions pursuant to this subparagraph (h) shall amount to $300,000. Any Net Financing Proceeds or Net Sale Proceeds remaining after the foregoing distributions under this subparagraph (h), shall be distributed as provided in the Partnership Agreement. In connection with the foregoing, the parties hereby agree as follows:

                    (1) The Partnership is indebted to Investor in the amount of $89,575 on account of certain legal fees and expenses incurred by Investor prior to September 1, 1994. As consideration for the benefits to Investor under the foregoing provisions of the subparagraph (h), Investor hereby waives its claim for payment of such legal fees and expenses. The foregoing shall not constitute a waiver of or limitation on any other rights or claims of Investor, including, but not limited to, its right to payment for legal fees and expenses incurred subsequent to August 31, 1994.

The parties hereto agree that the waiver of such claim by Investor is full and fair consideration for, and has at least equivalent value to, the rights and benefits received by Investor under this subparagraph (h). However, in the event that by non-appealable adjudication of a count of competent jurisdiction, any or all of the rights of Investor as hereinabove set forth in this subparagraph (h) shall be set aside or declared invalid, then Investor's aforesaid waiver of its right to payment for legal fees and expenses shall be automatically cancelled and Investor's right to payment for the same shall be reinstated.

                    (2) Not withstanding any contrary provisions of the Partnership Agreement, including, but not limited to, paragraph 6 of the Summary of Terms attached to the October 1994 Letter, the distributions to Investor pursuant to this subparagraph (h) will not be applied to payment of the "JMB Notes" (as defined in said paragraph 6 of the October 1994 Letter), but instead shall be paid directly to Investor.

     4. Except as specifically set forth in this Agreement or in any other written agreement executed by the parties hereto (including, without limitation, the October 1994 Letter), each of the parties hereto reserves all rights and claims with respect to




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the LLC and each other party hereto arising prior to the date hereof under the Partnership Agreement, and nothing contained in this Agreement shall be deemed to be or to effect a waiver of any such rights or claims.

     5. References to the Partnership in the October 1994 Letter (including the Summary of Terms annexed thereto) shall be deemed to refer to the LLC where relevant to the period after the date hereof (and references therein to the Partners and partnership agreement of the Partnership shall, as applied to the LLC, be deemed to refer to the Members and Operating Agreement of the LLC). In addition, with respect to the Summary of Terms, the provisions of paragraphs 3(g) and 3(h) hereof shall apply to, and be included in, any partnership agreement or operating agreement or amendment to an existing partnership agreement or operating agreement for any Partnership, "Conversion Partnership", "New Partnership" or LLC which may be entered into as contemplated by the Summary of Terms (the provisions of said paragraph 3(g) being in lieu of the first sentence of paragraph 2 of Exhibit "A: of the Summary of Terms). Accordingly, and without limitation on the foregoing, the distributions provided in said paragraph 3(h) shall be made prior to any distributions of Net Financing Proceeds or Net Sale Proceeds with respect to the "Preference Amounts" or "New Preference Amounts" or interest thereon. The quoted terms in this Paragraph 5 have the meanings specified in the Summary of Terms. Nothing herein, however, shall affect the terms of the next-to-last paragraph of the October 1994 Letter.

     6. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement.

     7. No modification or waiver of any of the provisions of this Agreement shall be effective unless the same shall be in writing signed by all of the parties hereto.























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     8.  This Agreement shall be governed by the laws of the State of New
York.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                         JMB/NYC OFFICE BUILDING ASSOCIATES, L.P.


                         By:  Carlyle Managers, Inc.
                              General Partner

                              By:
                                   Name:
                                   Title:


                         O&Y EQUITY COMPANY, L.P.

                         By:  O&Y Equity General Partner Corp.,
                              General Partner

                              By:
                                   Name:
                                   Title:


                         O&Y NY BUILDING CORP.

                         By:
                              Name:
                              Title:























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